AVERAGE ANNUAL RETURN COMPUTATION

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                  The Average Annual Return for each Portfolio
                was computed according to the following formula:

                                              n
         FORMULA:                     P(1+T)  =ERV

           Where:                        P =                    a hypothetical investment of $1,000

                                         T =                    average annual total return

                                         n =                    number of years

                                       ERV =                    Ending Redeemable Value of a hypothetical
                                                                $1,000 payment made at the beginning of
                                                                the 1, 5, or 10 year (or other) periods at the
                                                                end of the 1, 5, or 10 year (or other)
                                                                periods (or fractional portion thereof)

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                                                                           ENDING              AVERAGE
                                            PERIOD                       REDEEMABLE          ANNUAL RATE
    PORTFOLIO                              COVERED                         VALUE              OF RETURN          FORMULA *
     -------                               -------                        -------              -------         ------------


ALGER SMALL CAP
  RETIREMENT:                     11/8/93 (commencement
                                    of operations)
                                    through 10/31/97**                     2,338.85            23.79%    @RATE(2338.85,1000,3.98)

                                  YEAR ENDED 10/31/97                      1,189.98            19.00%    @RATE(1189.98,1000,1)


ALGER MIDCAP GROWTH
  RETIREMENT:                     11/8/93 (commencement
                                    of operations)
                                    through 10/31/97**                     2,454.35            25.30%    @RATE(2454.35,1000,3.98)

                                  YEAR ENDED 10/31/97                      1,285.79            28.58%    @RATE(1285.79,1000,1)

ALGER GROWTH
  RETIREMENT:                     11/8/93 (commencement
                                    of operations)
                                    through 10/31/97**                     1,983.62            18.77%    @RATE(1983.62,1000,3.98)

                                  YEAR ENDED 10/31/97                      1,288.40            28.84%    @RATE(1288.40,1000,1)

ALGER CAPITAL
  APPRECIATION
  RETIREMENT                      11/8/93 (commencement
                                    of operations)
                                    through 10/31/97**                     2,082.01            20.23%    @RATE(2082.01,1000,3.98)

                                  YEAR ENDED 10/31/97                      1,260.71            26.07%    @RATE(1260.71,1000,1)



                                  * LOTUS 123 @RATE FUNCTION:

                                        @RATE(FV,PV,TERM) The periodic interest rate necessary for present value "pv", to grow to future
                                                             value "fv", over the number of compounding periods in "term".


                                 ** Period equals 3.98 years.
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